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                                                                    EXHIBIT 2.19

                         PENTASTAR COMMUNICATIONS, INC.
                               1660 WYNKOOP STREET
                                   SUITE 1010
                             DENVER, COLORADO 80202





                                  April 9, 2001

Melvin Olshan
Rita E. Melia

Dear Mel and Rita:

        This letter agreement is being entered into in connection with the Agreement and Plan of Merger dated March 29, 2001 (the "Merger Agreement") among PentaStar Communications, Inc., PentaStar Acquisition Corp. VIII (the "Acquiror"), Digital Sales Support Net, Inc. ("DSS" or the "Company") and the Shareholders of DSS.

        The parties hereto agree as follows (capitalized terms used but not defined in this letter agreement have the meanings given them in the Merger Agreement):

        1. The amount referred to in clause (e) of the definition of "Cash Differential Amount" shall be $109,725 rather than $98,550.

        2. The Merger Agreement, as amended by this letter agreement, remains in full force



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Mel Olshan
Rita E. Melia
April 9, 2001
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and effect. The Merger Agreement shall, from and after this date, mean the
Merger Agreement is amended by this letter agreement.

        If the foregoing sets forth the Shareholders' agreement, please so indicate by executing this letter agreement below.

                                            Sincerely,

                                            PentaStar Communications, Inc.
                                            PentaStar Acquisition Corp. VIII


                                            By /s/ David L. Dunham
                                               ---------------------------------
                                                   David L. Dunham
                                                   Chief Financial Officer

Agreed and accepted this 16th day of April, 2001.
                         ----
                                            Shareholders


                                            /s/ Melvin Olshan
                                            ------------------------------------
                                            Melvin Olshan


                                            /s/ Rita E. Melia
                                            ------------------------------------
                                            Rita E. Melia